Exhibit 99.1

ARCHAEA ENERGY LLC

AND SUBSIDIARIES

CONSOLIDATED

FINANCIAL STATEMENTS

JUNE 30, 2021

ARCHAEA ENERGY LLC AND SUBSIDIARIES

ARCHAEA ENERGY LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

June 30, 2021 (unaudited) and December 31, 2020

	2021	2020
Assets
Current assets:
Cash and cash equivalents	$573,667	$1,495,844
Restricted cash	35,729,235	—
Accounts receivable - net	1,780,813	1,780,110
Contract assets	223,386	48,234
Prepaid expenses and other current assets	12,961,258	4,682,125
Total current assets	51,268,359	8,006,313
Noncurrent assets:
Property and equipment – net of accumulated depreciation of $918,235 and $37,183 at June 30, 2021 and December 31, 2020, respectively	55,961,757	441,024
Construction in progress	73,793,522	51,927,377
Intangible assets – net of accumulated amortization of $150,000 and $100,000 at June 30, 2021 and December 31, 2020, respectively	8,592,745	8,692,745
Goodwill	2,754,438	2,754,438
Other noncurrent assets	2,870	2,458,870
Total noncurrent assets	141,105,332	66,274,454
Total assets	$192,373,691	$74,280,767

	2021	2020
Liabilities and Members’ Equity
Current liabilities:
Line of credit	$7,056,583	$—
Trade accounts payable	11,787,543	14,845,004
Current portion of long-term debt, net of unamortized debt origination costs	5,036,824	1,302,384
Contract liabilities	571,950	1,422,685
Deferred salaries	492,008	—
Deferred acquisition costs	300,000	300,000
Accrued and other current liabilities	4,565,813	6,547,038
Total current liabilities	29,810,721	24,417,111

Noncurrent liabilities:
Long-term debt, net of unamortized debt origination costs	134,514,571	14,773,024
Deferred salaries	—	393,606
Deferred acquisition costs	2,700,000	2,700,000
Asset retirement obligations	309,413	305,865
Other long-term liabilities	3,728,842	200,500
Total noncurrent liabilities	141,252,826	18,372,995

Total liabilities	171,063,547	42,790,106
Members’ equity
Controlling interest:
Members’ equity	35,178,979	34,930,001
Accumulated deficit	(14,331,403)	(4,155,904)
Total controlling interest	20,847,576	30,774,097
Noncontrolling interest	462,568	716,564
Total members’ equity	21,310,144	31,490,661
Total liabilities and members’ equity	$192,373,691	$74,280,767

See accompanying notes to the consolidated financial statements

ARCHAEA ENERGY LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Six Months Ended June 30, 2021 (unaudited) and 2020 (unaudited)

	2021	2020
Revenue
Energy revenue	$3,058,704	$—
Equipment sales	3,632,026	2,509,799
Services	90,739	82,962
Total revenue	6,781,469	2,592,761

Cost of operations:
Cost of operations	5,508,041	1,321,150
Depreciation and amortization	934,599	67,066

Total cost of operations	6,442,640	1,388,216

General and administrative expenses	11,042,836	2,449,220

Operating loss	(10,704,007)	(1,244,675)
Other income (expense):
Other income	294,127	27,877
Interest expense	(19,615)	—
Total other income (expense)	274,512	27,877

Net loss	(10,429,495)	(1,216,798)

Net income (loss) attributable to noncontrolling interest	(253,996)	128,286

Net loss attributable to controlling interest	$(10,175,499)	$(1,345,084)

See accompanying notes to the consolidated financial statements

ARCHAEA ENERGY LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

Six Months Ended June 30, 2021 (unaudited) and 2020 (unaudited)

			Total
	Members’	Accumulated	Controlling	Noncontrolling	Total
	Equity	Deficit	Interest	Interest	Equity
Balance – December 31, 2019	$2,470,002	$(1,683,332)	$786,670	$—	$786,670
Net income (loss)	—	(1,345,084)	(1,345,084)	128,286	(1,216,798)
Common stock	—	—	—	480,392	480,392
Contributions	15,750,000	—	15,750,000	—	15,750,000
Balance – June 30, 2020	$18,220,002	$(3,028,416)	$15,191,586	$608,678	$15,800,264

Balance – December 31, 2020	$34,930,001	$(4,155,904)	$30,774,097	$716,564	$31,490,661
Net loss	—	(10,175,499)	(10,175,499)	(253,996)	(10,429,495)
Share-based awards	178,979	—	178,979	—	178,979
Contributions	69,999	—	69,999	—	69,999
Balance – June 30, 2021	$35,178,979	$(14,331,403)	$20,847,576	$462,568	$21,310,144

See accompanying notes to the consolidated financial statements

ARCHAEA ENERGY LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

Six Months Ended June 30, 2021 (unaudited) and 2020 (unaudited)

	2021	2020
Cash flows from operating activities:
Net loss	$(10,175,499)	$(1,345,084)
Adjustments to reconcile consolidated net loss to net cash used in operating activities:
Depreciation and amortization	931,051	67,066
Amortization of debt issuance costs	13,951	—
Bad debt expense	9,161	3,058
Noncontrolling interest	(253,996)	128,286
Accretion expense	3,548	—
Forgiveness of Paycheck Protection Loan	(200,499)	—
Compensation - Series A incentive units	178,979	—
Changes in operating assets and liabilities:
Accounts receivable	440,797	(453,717)
Contract assets	(175,152)	(482,657)
Prepaid expenses and other current assets	(443,681)	(45,466)
Trade accounts payable	1,960,934	(493,764)
Deferred salaries	98,402	98,404
Contract liabilities	(850,735)	391,316
Other liabilities	19,101	(11,699)
Accrued and other expenses	932,941	(99,247)
Net cash used in operating activities	(7,510,697)	(2,243,504)
Cash flows from investing activities:
Cash paid for acquisition of Gulf Coast Environmental Services, LLC	—	(500,000)
Cash paid for note receivable from Gulf Coast Environmental Services, LLC	—	(656,014)
Cash paid for acquisition of PEI Power, LLC, net of cash acquired	(31,526,978)	—
Cash paid for purchase of property and equipment	(3,276,742)	(67,135)
Cash paid for biogas rights	—	(7,851,494)
Cash paid for construction in progress	(53,331,904)	(1,313,036)
Net cash used in investing activities	(88,135,624)	(10,387,679)
Cash flows from financing activities:
Borrowings on line of credit agreement	8,578,204	—
Repayments on line of credit agreement	(1,521,621)	—
Borrowings on Paycheck Protection Program loans	—	691,000
Borrowings on long-term debt	128,140,500	—
Cash paid for deferred financing costs	(4,500,200)	—
Repayment on long-term debt	(313,503)	—
Capital contributions	69,999	15,750,000
Net cash provided by financing activities	130,453,379	16,441,000
Net increase in cash, cash equivalents and restricted cash	34,807,058	3,809,817
Cash, cash equivalents and restricted cash – beginning	1,495,844	422,958
Cash, cash equivalents and restricted cash – ending	$36,302,902	$4,232,775
Supplemental cash flow information:
Cash paid for interest	$2,332,680	$—
Noncash investing activities – CAPEX incurred but not paid	$10,965,295	$80,984

See accompanying notes to the consolidated financial statements

ARCHAEA ENERGY LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Archaea Energy LLC and Subsidiaries (the Company) is presented to assist in understanding the Company’s consolidated financial statements. The financial statements and notes are prepared by the management of the Company, who are responsible for their integrity and objectivity. These unaudited interim financial statements reflect all adjustments which are, in the opinion of management, necessary to present fairly the results for the interim periods presented. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the presentation of the financial statements.

Description of Business and Principles of Consolidation

Archaea Energy LLC was founded in November 2018. The Company aims to partner with landfill owners to harness the power of their biogas. The Company looks to source, build and manage projects for the entirety of an energy project’s lifecycle. Through June 30, 2021, the Company has been primarily engaged in the development of high BTU biogas facilities aimed at providing a renewable fuel source expected to power truck and bus fleets across the United States. The Company has entered into various landfill biogas right agreements with certain landfill owners for the construction and operation of biogas facilities. By partnering with landfill owners, the Company expects to capture and convert landfill gases to generate renewable natural gas.

The Company commenced principal operations at its Big Run site in April 2021. The Company continues to incur significant expenditures for the design and development of several biogas facilities, most notable its Assai project located in the Scranton, PA metro area. The Company’s activities are subject to certain risks and uncertainties, including the ability to raise additional capital to complete the biogas facilities and to successfully market its renewable fuel solutions to transportation and other markets.

During the year ended December 31, 2020, the Company purchased 100% of Big Run Power Producers, LLC, a biogas facility located in Ashland, Kentucky. This facility started the pilot stage of RNG production during April 2021, and the Company continues to bring additional wells on-line.

During the year ended December 31, 2020, the Company purchased 72.2% of Gulf Coast Environmental Systems, LLC (“GCES”). Located in Conroe, Texas, GCES is an original equipment manufacturer of air, water, and soil remediation pollution control systems.

On April 7, 2021, the Company completed the acquisition of PEI Power LLC (“PEI”) and acquired 100% of the outstanding membership interests of PEI for cash consideration. PEI is a biogas fuel combustion power generating facility with a combined capacity of approximately 85 MW located in Archbald, PA.

ARCHAEA ENERGY LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Description of Business and Principles of Consolidation (Continued)

The consolidated financial statements of the Company include all wholly owned subsidiaries, as well as all variable interest entities that the Company determined it is the primary beneficiary. All intercompany balances and transactions have been eliminated.

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Segment Reporting

The Company reports segment information in three segments: renewable natural gas (“RNG”), renewable electricity generation (“REG”) and GCES. The Company currently manages RNG as its primary business operations, which is to construct and develop biogas facilities on landfill sites of for conversion to RNG.

The Company’s REG started during 2021 with the acquisition of PEI Power, LLC and is typically sold under a market-based contract with a regional transmission organization.

GCES was acquired by the Company in 2020 as a complementary operation to provide cost savings in association with the construction of its plants due to their specialization in manufacturing customized pollution control systems. While RNG is a customer of GCES, GCES also has external third-party customers. See Note 19.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, as well as contingent assets and liabilities. The estimates and assumptions used in the accompanying financial statements are based upon management’s evaluation of the relevant facts and circumstances as of the date of the financial statements. Actual results may differ from the estimates and assumptions used in preparing the accompanying financial statements.

Noncontrolling Interest

Noncontrolling interest represents the portion of equity ownership in subsidiaries that is not attributable to the members’ equity holders of the Company. Noncontrolling interests are initially recorded at transaction price which is equal to their fair value, and the amount is subsequently adjusted for the proportionate share of earnings and other comprehensive income attributable to the noncontrolling interests and any dividends or distributions paid to the noncontrolling interests.

ARCHAEA ENERGY LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measurements

Fair value is the price at which an asset could be exchanged, or a liability transferred in an orderly transaction between knowledgeable, willing parties in the principal or most advantageous market for the asset or liability. Where available, fair value is based on observable market prices or derived from such prices. Where observable prices or inputs are not available, valuation models are applied. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the instruments or market and the instruments’ complexity. The framework for establishing fair value is based on a hierarchy that prioritizes the inputs and valuation techniques used to measure fair value.

In accordance with ASC 820, Fair Value Measurement (“ASC 820”), the hierarchy discussed above requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The hierarchy defines three levels of inputs that may be used to measure fair value, as discussed below.

In general, fair values determined by Level 1 inputs use quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

Fair values determined by Level 2 inputs use other inputs that are observable, either directly or indirectly. These Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and other inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset or liability. These Level 3 fair value measurements are based primarily on management’s own estimates using pricing models, discounted cash flow methodologies, or similar techniques taking into account the characteristics of the asset.

In instances whereby inputs used to measure fair value fall into different levels in the above fair value hierarchy, fair value measurements in their entirety are categorized based on the lowest level input that is significant to the valuation. The Company’s assessment of the significance of particular inputs to these fair value measurements requires judgment and considers factors specific to each asset or liability.

The Company’s financial assets and liabilities are classified based on the lowest level of input that is significant for the fair value measurement. The Company reflects transfers between the three levels at the beginning of the reporting period in which the availability of observable inputs no longer justifies classification in the original level. There were no transfers between fair value hierarchy levels for the six months ended June 30, 2021 or the year ended December 31, 2020.

ARCHAEA ENERGY LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measurements (Continued)

As of the six months ended June 30, 2021 and year ended December 31, 2020, the fair value of other financial instruments including cash and cash equivalents, prepaid expenses, accounts payable, accrued and deferred expenses approximate the carrying values because of the short-term maturity of those items. The fair value of long-term debt approximates the carrying value due to the proximity of when it was entered into and June 30, 2021. There were no changes in the methods or assumptions used in the valuation techniques by the Company during the six months ended June 30, 2021 and year ended December 31, 2020.

Fair Value on a Nonrecurring Basis

Business Acquisitions

For acquisitions that are determined to be the acquisition of a business, the Company records the identifiable assets acquired, liabilities assumed and noncontrolling interest, if applicable, at fair value at the date of acquisition on a nonrecurring basis. Fair value may be estimated using comparable market data, a discounted cash flow method, or a combination of the two. In the discounted cash flow method, estimated future cash flows are based on management’s expectations for the future and can include estimates of future biogas production, commodity prices, operating and development costs, and a risk-adjusted discount rate. The Company’s acquisitions are discussed in Note 4.

Asset Retirement Obligations

The Company accounts for asset retirement obligations as required under ASC 410, Asset Retirement and Environmental Obligations, (“ASC 410”). ASC 410 requires the fair value of a liability for an asset retirement obligation be recognized in the period in which the legal obligation arises, with the associated discounted asset retirement costs being capitalized as a part of the carrying amount of the long-lived asset and the annual accretion expense recorded in operations. The Company has asset retirement obligations (AROs) arising from legal or regulatory requirements to perform certain asset retirement activities at the time that certain contracts terminate. The liability was initially measured at fair value and subsequently is adjusted for accretion expense and changes in the amount or timing of the estimated cash flows.

The fair value of asset retirement obligations (ARO) are measured using expected cash outflows associated with the ARO. ARO estimates are derived from historical costs and management’s expectations of future cost elements, and therefore, the Company has designated these liabilities as Level 3 financial liabilities. The significant inputs to this fair value measurement include estimates of assets removal, site clean-up, transportation and remediation costs, inflation and credit-adjusted 20-year risk-free rate. See Note 12 for a reconciliation of the beginning and ending balances of the liability for the Company’s asset retirement obligations recorded in the consolidated financial statements.

ARCHAEA ENERGY LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). In accordance with ASC 606, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. See Note 3.

Business Acquisitions

The Company determines and allocates the purchase price of an acquired company to the tangible and intangible assets acquired, the liabilities assumed and noncontrolling interest, if applicable, as of the date of acquisition. Results of operations and cash flows of the acquired companies are included in the Company’s operating results from the date of acquisition.

The purchase price allocation process requires the Company to use significant estimates and assumptions which may include estimated fair values of intangible assets, assumed from the acquiree under existing contractual obligations, estimated income taxes assumed from the acquiree and estimated fair value of any contingent consideration.

The Company uses its best estimates and assumptions as part of the purchase price allocation process to accurately value assets acquired and liabilities assumed at the acquisition date, and these estimates and assumptions are inherently uncertain and subject to refinement during the measurement period not to exceed one year from the acquisition date. As a result, any adjustment identified subsequent to the measurement period is included in operating results in the period in which the amount is determined.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company maintains cash and cash equivalents at financial institutions, which may periodically exceed federally insured amounts. The Company has not experienced any losses on such accounts.

ARCHAEA ENERGY LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Restricted Cash

The Company maintains escrow accounts under the terms of the Assai Energy 3.75% Senior Secured Notes and the Assai Energy 4.47% Senior Secured Notes - See Note 10.  The escrow accounts are legally restricted disbursement accounts for payment of construction-related costs for the Assai biogas project, as well as for future interest and principal payments to the secured investors and future royalty payments. Due to these arrangements the Company has classified the amounts in escrow as restricted cash.

Accounts Receivable and Allowance for Doubtful Accounts

The Company recognizes accounts receivable at invoiced amounts and maintains a valuation allowance for accounts in which collectability is in question. The carrying amount of accounts receivable represents the amount management expects to collect from outstanding balances. Credit is extended to all qualified customers under various payment terms with no collateral required.

The carrying amount of accounts receivable is reduced by amounts that best reflect management’s estimate of the amounts that will not be collected. Management takes into consideration various credit factors including credit worthiness of the customers, the historical experience with the customer, the timeliness of payments on outstanding invoices and the existence of disputed charges. Receivables are written off against the allowance in the period they are determined to be uncollectible. The allowance for doubtful accounts was $132,920 at June 30, 2021 and December 31, 2020.

Prepaid Expenses

As of June 30, 2021 and December 31, 2020, prepaid expenses consisted primarily of prepaid property insurance premiums, prepaid engineering, procurement and construction deposits, and prepaid royalty expenses related to biogas plants. The Company recognizes those costs over the term of the related agreement.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is recognized using the straight-line method at rates based on the estimated useful lives of the various classes of property and equipment. Estimates of useful lives are based upon a variety of factors including durability of the asset, the amount of usage that is expected from the asset, the rate of technological change and the Company’s business plans for the asset. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or estimated useful life of the asset. Depreciation expense for the six months ended June 30, 2021 and 2020 was approximately $881,000 and $17,100, respectively.

The cost of assets sold or otherwise disposed of and the accumulated depreciation thereon are removed from the accounts and the resulting gain or loss is reflected in the statement of operations.

ARCHAEA ENERGY LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment (Continued)

Expenditures for maintenance and repairs are expensed as incurred and significant major improvements are capitalized and depreciated over the estimated useful life of the asset.

Impairment of Long-lived Assets

In accordance with ASC 360, Property, Plant and Equipment (“ASC 360”), long-lived assets with finite useful lives are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by comparing the carrying amount of an asset or asset group to future undiscounted cash flows expected to be generated by the asset or asset group. Such estimates are based on certain assumptions, which are subject to uncertainty and may materially differ from actual results. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

The Company evaluates long-lived assets, such as property and equipment, and construction-in-progress, when events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. When the Company believes an impairment condition may have occurred, it is required to estimate the undiscounted future cash flows associated with the long-lived asset or group of long-lived assets at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities for long-lived assets that are expected to be held and used. If the Company determines that the undiscounted cash flows from an asset to be held and used are less than the carrying amount of the asset, or if the Company has classified an asset as held for sale, the Company would evaluate fair value to determine the amount of any impairment charge.

Goodwill

Goodwill is the excess of the consideration transferred over the fair value of the acquired assets and assumed liabilities in a business acquisition. The Company accounts for its goodwill pursuant to the provisions of ASC 350 Intangibles - Goodwill and Other (“ASC 350”). In accordance with ASC 350, goodwill is not amortized, but rather tested for impairment annually, or earlier if an event occurs, or circumstances change, that indicate the fair value of a reporting unit may be below its carrying amount. The Company adopted ASU 2017-04, which eliminated Step 2 from the goodwill impairment test, and as such, an impairment charge is recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value. The Company tests goodwill for impairment at each fiscal year end.

ARCHAEA ENERGY LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Goodwill (Continued)

Goodwill is tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount.

In connection with the acquisition of GCES in January 2020, the Company recognized $2,754,438 of goodwill during the year ended December 31, 2020.

Leases

The Company accounts for its operating leases in accordance with ASC 840, Leases (“ASC 840”). The Company is expected to adopt the new lease standard, ASU 2016-02, also known as ASC 842 – Leases, in the fiscal year beginning January 1, 2022. The new standard is not expected to have a material impact on the Company.

Income Taxes

Archaea Energy LLC is organized as a limited liability company. Therefore, the Company’s net taxable income or expense is reported on the members’ income tax returns for the year.

Archaea Holding, LLC is the majority shareholder of GCES. GCES is consolidated for financial reporting purposes, but files its own income tax returns as a C-Corporation. Any income tax liabilities, benefits or deferred taxes included in these statements are related to GCES.

The Company accounts for its income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the enactment date.

Judgement is required in determining the provisions for income and other taxes and related accruals, and deferred tax assets and liabilities. In the ordinary course of business, there are transactions and calculations where the ultimate tax outcome is uncertain. Additionally, the Company’s various tax returns are subject to audit by various tax authorities. Although the Company believes that is estimates are reasonable, actual results could differ from these estimates.

ARCHAEA ENERGY LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Debt Issuance Costs

Debt issuance costs include loan acquisition fees which are recorded at cost and are being amortized both on a straight-line basis over the term of the underlying loan as well as the effective yield method. The straight-line basis is not materially different from the effective yield method required by GAAP. The cost of the loan acquisition fees was $4,711,270 and $290,570 at June 30, 2021 and December 31, 2020, respectively. Amortization of the debt issuance costs for the six months ended June 30, 2021 was $149,190, of which, $135,239 was capitalized as additional construction in progress and $13,951 was expensed.

Derivative Instruments

The Company applies the provisions of ASC 815, Derivatives and Hedging, (“ASC 815”). ASC 815 requires each derivative instrument to be recorded and recognized on the consolidated balance sheets at fair value, unless they meet the normal purchase/normal sale criteria and are designated and documented as such. Changes in the fair value of derivative instruments are recognized in earnings. The Company’s offtake agreements were determined to meet the normal purchase/normal sale criteria and were designated and documented as such. As the biogas facilities achieve COD and the offtake agreements take effect, the revenues associated with these offtake agreements will be recognized in accordance with ASC 606. These offtake agreements range from 20 to 25 years and commit the majority of the facility’s natural gas production to the offtaker.

NOTE 2 - RECENTLY ISSUED AND ADOPTED ACCOUNTING STANDARDS

In May 2014, the FASB issued Accounting Standards Update No. 2014-09 (Topic 606) “Revenue from Contracts with Customers.” Topic 606 supersedes the revenue recognition requirements in Topic 605 “Revenue Recognition” (Topic 605) and requires entities to recognize revenue when control of the promised goods or services is transferred to customers at an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. The Company adopted Topic 606 as of January 1, 2019. The adoption of ASC 606 did not have any effects on the financial statements, as the Company had not yet commenced principal operations and has not generated revenue. See Note 3.

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02 Leases (Topic 842) to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The main difference between previous generally accepted accounting principles and the new requirements under Topic 842 is the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous generally accepted accounting principles. ASU 2016-02 is effective for the Company for fiscal years beginning after December 15, 2021 with early adoption permitted. The Company will adopt Topic 842 as of January 1, 2022, and management is currently evaluating impact, if any, the adoption of this guidance will have on the financial condition, results of operations, cash flows or financial disclosures.

ARCHAEA ENERGY LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - RECENTLY ISSUED AND ADOPTED ACCOUNTING STANDARDS (CONTINUED)

In January 2017, the FASB issued Accounting Standards Update No. 2017-04 (ASU 2017-04) “Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment.” ASU 2017-04 eliminates step two of the goodwill impairment test and specifies that goodwill impairment should be measured by comparing the fair value of a reporting unit with its carrying amount. Additionally, the amount of goodwill allocated to each reporting unit with a zero or negative carrying amount of net assets should be disclosed. ASU 2017-04 is effective for annual or interim goodwill impairment tests performed in fiscal years beginning after December 15, 2019; early adoption is permitted. The Company adopted ASU 2017-04 as of January 1, 2020, and the adoption of the guidance did not have a material impact on the consolidated financial statements.

In June 2018, the FASB issued ASU No. 2018-07, which expands the scope of Topic 718, “Compensation - Stock Compensation”, to include share-based payment transactions for acquiring goods and services from non-employees. An entity should apply the requirements of Topic 718 to non-employee awards except for specific guidance on inputs to an option pricing model and the attribution of cost. This amendment specifies that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. This amendment also clarifies that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606, Revenue from Contracts with Customers. The standard is effective for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. The Company adopted the guidance as of January 1, 2019. The Series A incentive membership units issued have a weighted average grant date fair value of $1,566 and $0, per unit, for the six months ended June 30, 2021 and year ended December 31, 2020, respectively.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes, to simplify the accounting for income taxes. The guidance eliminates certain exceptions related to the approach for intra-period tax allocations, the methodology for calculating income taxes in an interim period, and recognition of the deferred tax liabilities for outside basis differences related to changes in ownership of equity method investments and foreign subsidiaries. The guidance also simplifies aspects of accounting for franchise taxes, enacted changes in tax laws or rates and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. The standard is effective for fiscal years beginning after December 15, 2020 and interim periods within those fiscal years with early adoption permitted. The Company adopted ASU No. 2019-12 as of January 1, 2021, and the adoption of the guidance did not have a material impact on the consolidated financial statements.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (ASC 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. ASU 2020-04 provides optional guidance for a limited period of time to ease the transition from LIBOR to an alternative reference rate. The guidance intends to address certain concerns relating to accounting for contract modifications and hedge accounting. These optional expedients and exceptions to applying GAAP, assuming certain criteria are met, are allowed through December 31, 2022. The Company is currently evaluating the provisions of this update and has not yet determined whether it will elect the optional expedients. The Company does not expect the transition to an alternative rate to have a material impact on its business, operations or liquidity.

ARCHAEA ENERGY LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - REVENUE FROM CONTRACTS WITH CUSTOMERS

The Company’s revenues are comprised of sales of customized pollution control equipment (Equipment) and maintenance agreement services (Services), renewable electricity generation (REG), renewable natural gas (RNG) and renewable energy attributes. All revenue is recognized when (or as) the Company satisfies its performance obligation(s) under the contract by transferring the promised product or service either when (or as) its customer obtains control of the product or service. A performance obligation is a promise in a contract to transfer a distinct product or service to a customer. A contract’s transaction price is allocated to each distinct performance obligation. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring its products or services.

RNG

The Company’s RNG production started during 2021 with the commencement of Big Run and is currently sold under short-term market-based contracts. When the performance obligation is satisfied through delivery of RNG to the customer, revenue is recognized. The Company receives payments from the sale of RNG production within one month after delivery.

The Company also earns revenue through the sale of environmental attributes known as renewable identification numbers (RINs), which are generated when selling RNG. All 2021 RIN sales were under short-term contracts, and RIN revenue is recognized when the RIN is transferred to a third party.

REG

The Company’s REG production started during 2021 with the acquisition of PEI Power LLC (See Note 4) and is typically sold under a market-based contract with a regional transmission organization. When the performance obligation is satisfied through delivery of REG to the customer, revenue is recognized. The Company receives payments from the sale of REG production within one month after delivery.

The Company also earns revenue through the sale of environmental attributes known as renewable energy credits (RECs), which are generated when selling REG. All 2021 REC sales were under contracts independent from REG sales, and REC revenue is recognized when the REC is transferred to a third party.

ARCHAEA ENERGY LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - REVENUE FROM CONTRACTS WITH CUSTOMERS (CONTINUED)

GCES Equipment and Services

The Company’s performance obligations related to the sales of Equipment are satisfied over time because the Company’s performance under each customer contract produces 1) an asset with no alternative future use to the entity, because each products solution is customized to the specific needs of each customer and 2) the Company has enforceable right to payment under the customer termination provisions for convenience. The Company measures progress under these arrangements using an input method based on costs incurred.

The Company’s performance obligations related to the sales of Services are satisfied over time because the customer simultaneously receives and consumes the benefits provided by the Company’s performance as it performs. The Company elected to recognize the sales of Services using the “right-to-invoice” practical expedient.

Contract Assets and Contract Liabilities

The timing of revenue recognition may differ from the timing of invoicing to customers. Contract assets include unbilled amounts from projects when revenues recognized under the cost-to-cost measure of progress exceed the amounts invoiced to customers, as the amounts cannot be billed under the terms of the contracts. Such amounts are recoverable from customers based upon various measures of performance, including achievement of certain milestones, completion of specified units or completion of a contract.

Contract liabilities from contracts arise when amounts invoiced to customers exceed revenues recognized under the cost-to-cost measure of progress. Contract liabilities additionally include advanced payments from customers on certain contracts. Contract liabilities decrease as revenue is recognized from the satisfaction of the related performance obligation and are recorded as either current or long-term, depending upon when such revenue is expected to be recognized.

Contract assets and liabilities consisted of the following at June 30, 2021 and December 31, 2020:

	2021	2020
Contract assets, current	$223,386	$48,234
Contract liabilities, current	(571,950)	(1,422,685)

Transaction Price Allocated to Remaining Unsatisfied Performance Obligations

Remaining performance obligations at June 30, 2021 were $2,785,920.

ARCHAEA ENERGY LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - REVENUE FROM CONTRACTS WITH CUSTOMERS (CONTINUED)

Projects are included within remaining performance obligations at such time the project is awarded and agreement on contract terms has been reached. Remaining performance obligations include amounts related to contracts for which a fixed price contract value is not assigned only when a reasonable estimate of total transaction price can be made. Remaining performance obligations include unrecognized revenues to be realized from uncompleted contracts.

Although many of the Company’s contracts are subject to cancellation at the election of the customers, in accordance with industry practice, the Company does not limit the amount of unrecognized revenue included within remaining performance obligations due to the inherent substantial economic penalty that would be incurred by customers upon cancellation.

The Company believes the reported remaining performance obligations for construction contracts are firm and contract cancellations have not had a material adverse effect on operations of the Company.

Remaining performance obligations also include unrecognized revenues expected to be realized over the remaining term of service contracts. However, to the extent a service contract includes a cancellation clause which allows for the termination of such contract by either party without a substantive penalty, the remaining contract term, and therefore, the amount of unrecognized revenues included within remaining performance obligations, is limited to the notice period required for the termination.

Remaining performance obligations are comprised of: (a) original contract amounts, (b) change orders for which written confirmations from the customers have been received, (c) pending change orders for which confirmations, in the ordinary course of business, are expected to be received, (d) claim amounts made against customers for which the Company has determined to have a legal basis under existing contractual arrangements and as to which the variable consideration constraint does not apply, and (e) other forms of variable consideration to the extent that such variable consideration has been included within the transaction price of the contracts. Such claim and other variable consideration amounts were immaterial for all periods presented.

The following table disaggregates revenue by significant product type for the six months ended June 30, 2021 and 2020:

	2021	2020

Equipment	$3,632,026	$2,509,799
REG and RECs	2,237,480	-
RNG and RINs	821,224	-
Services	90,739	82,962

Total	$6,781,469	$2,592,761

ARCHAEA ENERGY LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - BUSINESS ACQUISITIONS

Gulf Coast Environmental Systems, LLC

On January 14, 2020, the Company entered into a Membership Interest and Loan Purchase Agreement (“Agreement”) with Noble Environmental, Inc. (“Noble”) an environmental services company headquartered in Canonsburg, PA, providing innovative technologies and practices to solid waste management transforming waste to renewable natural gas. Per the Agreement, the Company purchased 51% of the Class A membership interests (5,100 of the 10,000 issued and outstanding Class A interests) of GCES for consideration of $500,000. The purchase of 51% of the Class A interest transferred control of GCES to the Company. Additionally, as part of Agreement, the Company purchased a loan receivable from GCES (the Loan) that was held by Noble for consideration of $656,014. In February 2020, the Company made a capital contribution in exchange for additional Class A interest increasing its GCES ownership to 72.2%

The acquisition of GCES was accounted for using the acquisition method, whereby all of the assets acquired, and liabilities assumed were recognized at their fair value on the acquisition date, with any excess of the purchase price over the estimated fair value recorded as goodwill.

The following table summarizes the fair values of the assets acquired and liabilities assumed at the date of acquisition:

Cash consideration	$500,000
Gross-up for non-controlling interests	480,392
Total Purchase Price	$980,392

Accounts receivable	$471,283
Contract assets	60,226
PPE	103,410
Intangibles	500,000
Goodwill	2,754,438
Other assets	12,000
Assets Acquired	$3,901,357

Accounts payable	$1,640,994
Other current liabilities	99,247
Contract liabilities	509,757
Loan payable to Archaea	656,014
Other long-term liabilities	14,953
Liabilities Assumed	$2,920,965
Net Assets Acquired	$980,392

ARCHAEA ENERGY LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - BUSINESS ACQUISITIONS (CONTINUED)

After allocating the purchase price to the assets acquired and liabilities assumed based on their fair values at the date of acquisition, the Company recorded goodwill of approximately $2,700,000.

Goodwill is attributed to the cost savings associated with acquiring one of the Company’s suppliers and its assembled workforce.

The fair values of intangible assets were based on valuations using the income approach. The preliminary fair value of intangible assets and their estimated useful lives are as follows:

Identified Intangible Assets	Fair Value	Estimated Useful Life
Customer relationships	$350,000	5 years
Trade names	150,000	5 years
Total	$500,000

Big Run Power Producers, LLC

On November 10, 2020, the Company acquired all of the outstanding membership interests of Big Run Power Producers LLC, a non-functioning, partially constructed landfill gas processing facility in Ashland, Kentucky, for a total base purchase consideration of approximately $10,600,000, plus $3,000,000 contingent consideration in the form of a 10-year, $300,000 per year earnout provision based on the amount of production of renewable natural gas once the facility becomes commercially operational. Additionally, $1,255,000 in prepaid royalty fees were conveyed at purchase. This acquisition did not meet the definition of a business and was recorded as an asset acquisition in accordance with ASC 805-50. There were additional liabilities assumed in the amount of approximately $2,100,000 as part of the acquisition such that the total cost allocated to the assets acquired was approximately $15,800,000, of which substantially all the value was attributable to the plant asset. The full amount of the $3,000,000 contingent consideration was recorded on the acquisition date as it was determined probable and reasonably estimable based on internal models. This amount is recorded on the balance sheet as deferred acquisition costs.

PEI Power LLC

On April 7, 2021, the Company completed the acquisition of PEI Power LLC (“PEI”) for cash consideration. PEI is a biogas fuel combustion power generating facility with a combined capacity of approximately 85 MW located in Archbald, PA.

This acquisition did not meet the definition of a business and was recorded as an asset acquisition in accordance with ASC 805-50. The purchase consideration consisted of total cash consideration of $35,027,978 plus transaction costs of $3,808,803. There were additional liabilities assumed in the amount of approximately $1,544,600 as part of the acquisition such that the total cost allocated to the assets acquired was approximately $40,381,318 of which substantially all of the value was attributable to the Pipeline assets.

ARCHAEA ENERGY LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following at June 30, 2021 and December 31, 2020:

	2021	2020
PROPERTY AND EQUIPMENT

Machinery & Equipment	$56,715,090	$337,583
Furniture & Fixtures	37,313	13,035
Leasehold Improvements	87,500	87,500
Vehicles	38,864	38,864
Land	1,225	1,225

	56,879,992	478,207
Less Accumulated Depreciation	(918,235)	(37,183)

PROPERTY AND EQUIPMENT - NET	$55,961,757	$441,024

NOTE 6 - CONSTRUCTION IN PROGRESS

Costs associated with the construction of biogas facilities are capitalized as construction in progress during the construction period. Costs included in construction in progress consist of direct costs including, engineering, pipeline and plant construction, wages and fringe benefits, consulting, equipment, and other overhead costs.

When biogas plants are placed in service, the costs associated with each biogas plant will be transferred to property and equipment and depreciated over its expected useful life. As of June 30, 2021 and December 31, 2020, the consolidated balance of construction in progress totaled $73,793,522 and $51,927,377, respectively.

NOTE 7 - INTANGIBLE ASSETS

Intangible assets consist of gas rights agreements, operations and maintenance contracts, power purchase, gas sales and gas purchase agreements that were recognized as a result of the allocation of the purchase price under business acquisitions based on their future value to the Company, and such intangible assets will be amortized over their estimated useful lives. The gas rights agreements have various renewal terms in their underlying contracts that are factored into the useful lives when amortizing the intangible asset.

ARCHAEA ENERGY LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - INTANGIBLE ASSETS (CONTINUED)

Amortizable Intangibles:

	June 30, 2021
	Gross Carrying Amount	Accumulated Amortization	Net	Weighted Average Amortization Period

Biogas rights agreements	$8,242,745	$-	$8,242,745	20 years
Customer relationships	350,000	105,000	245,000	5 years
Trade names	150,000	45,000	105,000	5 years

Total	$8,742,745	$150,000	$8,592,745

	December 31, 2020
	Gross Carrying Amount	Accumulated Amortization	Net	Weighted Average Amortization Period

Biogas rights agreements	$8,292,745	$-	$8,292,745	20 years
Customer relationships	350,000	70,000	280,000	5 years
Trade names	150,000	30,000	120,000	5 years

Total	$8,792,745	$100,000	$8,692,745

The only amortizing intangible assets during the six months ended June 30, 2021 and the year ended December 31, 2020 were associated with the GCES trade names and customer relationships. These intangible assets have a remaining useful life of three years and will amortize at a rate of $100,000 per year through 2024. The biogas rights agreements have useful lives of 20 years, which will start amortizing once their associated facilities reach COD.

ARCHAEA ENERGY LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - OPERATING LEASES

The Company evaluates each arrangement involving the use of property plant or equipment at inception to determine if it contains a lease under ASC 840.

Office Leases

GCES entered into a facility lease for its headquarters with two of its minority owners in 2013, prior to the Company’s acquisition of GCES in 2020. The GCES facilities are now owned by two noncontrolling interest owners of GCES, thereby causing this lease to be a related party agreement. During the six months ended June 30, 2021, the Company paid $105,000 under this lease which expires in May 2022. The Company has also entered into warehouse and office leases with third parties ranging from one to three years.

For the six months ended June 30, 2021 and 2020, the Company recognized rent expense of $406,241 and $173,376, respectively.

Future minimum lease payments under the above non-cancellable leases are as follows:

Year Ending June 30,

2022	$859,596
2023	311,446
2024	20,713
2025	-
2026	-
Thereafter	-

Total	$1,191,755

NOTE 9 - LINE OF CREDIT

The Company has in place a revolving line of credit agreement with Comerica Bank (“Comerica”) that provides for maximum borrowings of $8,000,000. The outstanding principal balance of each advance is subject to interest at a rate based on the one-month LIBOR rate plus 4.5%. At June 30, 2021 and December 31, 2020, the outstanding balance on the line of credit was $7,056,583 and $0, respectively.

ARCHAEA ENERGY LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - LONG-TERM DEBT

Assai Energy 4.47% and 3.75% Senior Secured Notes

On April 5, 2021, Assai Energy, LLC (“Assai”), a wholly owned subsidiary of Archaea Energy LLC, entered into a note agreement with certain investors for the purchase of $60,828,000 of notes with an annual rate of 4.47% (“4.47% Note”). The interest is payable quarterly in arrears on each payment date commencing on June 30, 2021. The Note is due on September 30, 2041. Wilmington Trust, National Association is the collateral agent for the secured parties.

The Company has received total proceeds of $60,828,000 of which approximately $30,000,000 was used to complete the acquisition of PEI (See Note 4). The remaining proceeds are being used to fund the Assai project. The total interest expense incurred under this Note for the six months ended June 30, 2021 was $635,889. The interest related to the biogas facilities has been capitalized during the during the construction period.

On January 15, 2021, Assai entered into a note agreement with certain investors for $72,542,000 in principal amount at an annual rate of 3.75% (“3.75% Note”). The interest is payable quarterly in arrears on each payment date commencing on March 31, 2021. The Note is due September 30, 2031.

As of June 30, 2021, the Company received total proceeds of $66,558,000. The total interest expense incurred under this Note for the six months ended June 30, 2021 was $873,977. The interest related to this security agreement has been capitalized during the during the construction of the biogas facilities.

Wilmington Trust, National Association is the collateral agent for the secured parties for the 4.47% Note and 3.75% Note. The notes are secured by all plant assets and plant revenues. Cash received from the agreement is restricted for use on Assai related costs and cannot be used for general corporate purposes.

Comerica Bank Promissory Note

On November 10, 2020, Archaea Holdings, LLC (“Archaea Holdings”) and Big Run Power Producers, LLC (“BRPP”), both wholly owned subsidiaries of the Company, entered into a Promissory Note with Comerica and with Noble Environmental, Inc. (“Noble”) as the Guarantor. Noble is a related party to the Company.

Pursuant to the credit agreement, Comerica has made available to the borrowers $5,000,000 secured specific advance facility loan (the “SAF Loan”) and $12,000,000 secured term loan (the “Term Loan”). The SAF Loan and the Term loan bear interest at LIBOR plus 4.5%. In addition to the Term Loan and the SAF Loan, the Bank has also made available to the borrowers a corporate credit card program with a credit limit of $500,000 for use by the borrowers in connection with the operation of the business (the “Corporate Credit Account”). The maturity date of the financing arrangement is November 10, 2024.

ARCHAEA ENERGY LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - LONG-TERM DEBT (CONTINUED)

As a condition precedent to and in consideration of Noble furnishing the Noble Guaranty, Noble has required that Archaea Holdings and BRPP pay Noble the guaranty fee. The guaranty fee is accrued on the face value of the guaranteed obligation of $17,500,000 at the effective date of the Noble Guaranty, subject to adjustment as follows:

a)	Shall accrue from the effective date through the maturity date at the rate of 20% per annum, compounding monthly (the “PIK Interest Rate”).

b)	At such time that any portion of the guaranteed obligation has been reduced, decreased, or released by the Bank and Noble has received written verification thereof satisfactory to Noble and its legal counsel, then:

●	interest on the guaranteed obligation which remains in place and outstanding will continue to accrue interest at the PIK interest rate, and

●	interest accrued at the PIK interest rate through the date of any such reduction, decrease or release for that portion of the guaranteed obligation which has been reduced, decreased, or released shall thereafter accrue interest at the rate of 12% per annum, compounding monthly.

Through June 30, 2021, the Company received total proceeds of approximately $16,995,000. Total interest expense incurred under the SAF Loan, the Term Loan, and the Noble Guaranty was $3,202,476. The total interest incurred as a result of the Noble Guaranty, a related party transaction due to the minority ownership interest Noble holds in Archaea, was $2,375,844 through June 30, 2021. The interest has been capitalized during construction period of the Big Run facility. As of June 30, 2021, there was a minimal amount available for future withdrawal per the Note Agreement.

As of December 31, 2020, the Company had received total proceeds of approximately $16,319,000. Total interest expense incurred under the SAF Loan, the Term Loan, and the Noble Guaranty was $633,322. The interest incurred as a result of the Noble Guaranty is indicative of a related party transaction, due to the minority ownership stake Noble holds in Archaea. The interest has been capitalized during the construction period of the Big Run facility.

Included in long-term debt are vehicle loans of $40,676 and $46,486 at June 30, 2021 and December 31, 2020, respectively.

ARCHAEA ENERGY LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - LONG-TERM DEBT (CONTINUED)

Long-term debt is summarized as follows at June 30, 2021 and December 31, 2020:

	2021	2020

Comerica Bank - Specific Advance Facility Note	$4,994,491	$4,319,492
Comerica Bank - Term Note	11,692,308	12,000,000
Wilmington Trust - Term Note	60,828,000	-
Wilmington Trust - Term Note	66,558,000	-
Kubota Corporation - Term Notes	40,676	46,486
	144,113,475	16,365,978
Less unamortized debt issuance costs	4,562,080	290,570
Long-term debt less debt issuance costs	139,551,395	16,075,408
Less current maturities	5,036,824	1,302,384
Long-term debt	$134,514,571	$14,773,024

Future maturities of long-term debt (exclusive of debt issuance costs) are as follows:

Year Ending June 30,	Amount

2022	$5,565,191
2023	8,624,191
2024	8,881,191
2025	15,065,903
2026	6,662,000
Thereafter	99,314,999

Total	$144,113,475

ARCHAEA ENERGY LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - PAYCHECK PROTECTION PROGRAM LOAN

During 2020, the Company received a $200,500 loan and GCES received a $490,500 loan from the Small Business Administration (SBA) as provided for under the Paycheck Protection Program (Program) established in accordance with the Coronavirus Aid, Relief, and Economic Security Act (CARES ACT) signed into law on March 27, 2020. The Company utilized the loan proceeds in accordance with established Program guidelines which would result in forgiveness of the full amount of the loan. The forgiveness of the loan resulted in no interest being charged to the Company.

In March 2021, the Company had received notification from the lending institution that the full amount of the loan had been forgiven, and the proceeds are recorded in other income in the June 30, 2021 income statement. The amount of the proceeds received under this loan at December 31, 2020 was reflected in the accompanying balance sheets as other long-term liability.

In December 2020, GCES had received notification from the lending institution that the full amount of the loan had been forgiven, and the proceeds were recorded in other income in the year ended December 31, 2020 income statement.

NOTE 12 - ASSET RETIREMENT OBLIGATION

The Company has asset retirement obligations (“ARO”) associated with the future environmental remediation responsibility to restore the land and remove biogas plants and related facilities within one year of the expiration of certain operating lease agreements. Pursuant to GAAP, an asset retirement obligation associated with the retirement of a tangible long-lived asset is required to be recognized as a liability in the period in which a legal obligation is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated asset. The cost of the tangible asset, including the initially recognized ARO, is depleted such that the cost of the ARO is recognized over the useful life of the asset. The fair value of the ARO is measured using expected cash outflows associated with the ARO, adjusted for inflation and discounted at our credit-adjusted risk-free rate when the liability is initially recorded. Accretion expense is recognized over time as the discounted liability is accreted to its expected settlement value. The revisions to the liability typically occur due to changes in the estimated retirement costs, biogas plant lives, and the changes in inflation and discount rate.

ARCHAEA ENERGY LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - ASSET RETIREMENT OBLIGATION (CONTINUED)

The following is a reconciliation of the ARO liability as of June 30, 2021 and December 31, 2020:

	2021	2020

Asset retirement obligation liabilities - beginning	$305,865	$-

Liabilities incurred	-	305,865

Accretion expense	3,548	-

Asset retirement obligation liabilities - ending	$309,413	$305,865

NOTE 13 - EQUITY

Series B membership interests

Series B membership units represent “common interests” with preferential rights over Series A membership units “profits interest”. The Company’s operating agreement provides specified thresholds which outline the way Series B membership interest shall recover their initial investment. Series A membership interest shall only participate in profit distributions of the Company once the Series B membership interest have recovered their initial investment plus a predetermined rate of return as defined in the operating agreement. A total of 35,000,000 Series B membership units have been issued and are outstanding as of June 30, 2021.

As of June 30, 2021 and December 31, 2020, no distributions have been made representing return of investments or profits.

Series A incentive plan

On November 13, 2018, The Company adopted a “Series A Incentive Plan” to provide economic incentives to selected employees and other service providers of the Company in order to align their interests with equity holders of the Company. As of June 30, 2021 and December 31, 2020, the Company’ common interest holders have authorized a total of 10,000 Series A units for awards.

As of June 30, 2021 and December 31, 2020, the Company has awarded 9,750 and 8,500, respectively, of Series A units to management. The units awarded vest over a four-year period. The holders of Series A units are eligible to receive distributions of the Company’s profits as outlined in the plan subject to preference rights of Series B membership units. For the six months ended June 30, 2021 and year ended December 31, 2020, the Company did not distribute any profits to the issued Series A units.

ARCHAEA ENERGY LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - EQUITY (CONTINUED)

Series A plan activities during the six months ended June 30, 2021 was as follows:

	Series A Incentive Units Outstanding	Weighted Average Grant Date Fair Value

Outstanding at December 31, 2020	8,500	$-

Granted	1,500	$1,566
Exercised	-	$-
Forfeited	(250)	$-
Expired	-	$-
Outstanding at June 30, 2021	9,750	$241

Nonvested at December 31, 2020	4,500	$-

Granted	1,500	$1,566
Forfeited	(250)	$-
Vested	-	$-
Nonvested at June 30, 2021	5,750	$409

The Series A units awards were determined to be equity classified. For the six months ended June 30, 2021 and 2020, the Company recognized $178,979 and $0, respectively, of compensation costs related to Series A units awards.

NOTE 14 - EMPLOYEE BENEFIT PLAN

The Company maintains a defined contribution benefit plan in compliance with Section 401(k) (the “401(k) Plan”) of the Internal Revenue Code (“IRC”), which covers all employees who meet the 401(k) Plan’s eligibility requirements. During the six months June 30, 2021 and 2020, the Company’s matching contribution was 100% of each participant’s contribution up to a maximum of 5% of the participant’s eligible compensation, subject to limitations imposed by the IRC.

NOTE 15 - RISKS AND UNCERTAINTIES

The Company maintains at a financial institution cash and cash equivalents which may periodically exceed federally insured limits. It is the opinion of management that the solvency of the financial institution is not of particular concern currently. As such, management believes the Company is not exposed to any significant credit risk related to cash and cash equivalents.

ARCHAEA ENERGY LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - RISKS AND UNCERTAINTIES (CONTINUED)

The coronavirus pandemic could materially and adversely impact the Company’s future revenues, along with impacting the Company’s customers and suppliers in the future. At this time, the impact on future operations of the Company cannot be predicted due to the uncertainty in any future operational disruptions due to the coronavirus pandemic and potential related restrictions.

NOTE 16 - PROVISION FOR INCOME TAX

The Components of the provision for income taxes are as follows:

	June 30,	June 30,
	2021	2020
Current:
Federal	$-	$-
State and local	-	-
Total current tax provision	-	-

Deferred:
Federal	-	-
State and local	-	-
Total deferred tax provision	-	-
Total	$-	$-

At June 30, 2021, included in other assets are net deferred income tax liabilities of $0. These amounts represent the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of the Company’s deferred tax assets and liabilities consist of the following:

	June 30,	December 31,
	2021	2020
Deferred tax assets
Bad debts	$27,960	$27,960
Accrued expenses	13,970	13,970
Section 163(j) carryforward	4,210	4,210
Federal net operating losses	386,160	194,000
Valuation allowance	(300,750)	(108,590)
Deferred tax liabilities
Intangibles	(84,130)	(84,130)
Depreciation	(47,420)	(47,420)
Total	$-	$-

ARCHAEA ENERGY LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 - PROVISION FOR INCOME TAX (CONTINUED)

The Company assessed the available positive and negative evidence to estimate whether sufficient future taxable income will be generated to permit use of existing deferred tax assets in each taxpaying jurisdiction. On the basis of this evaluation, as of June 30, 2021, it was determined that a full valuation allowance does need to be recorded as the Company does not believe the deferred tax assets in that jurisdiction are more likely than not to be realized; however, the amount of the deferred tax assets considered realizable could be adjusted if estimates of future taxable income during the carryforward period change or if objective negative evidence is no longer present.

The following table summarizes the reconciliation between effective income tax rate and the federal statutory rate:

	June 30,	June 30,
	2021	2020

Federal statutory rate	21.00%	21.00%
State income tax rate, net of federal impact	0.00%	0.00%
Miscellaneous permanent items	0.00%	0.00%
Nontaxable Income from Flow-through entities	-19.16%	-37.08%
Valuation Allowance	-1.84%	16.08%
	0.00%	0.00%

The June 30, 2021 effective tax rate is less than the statutory rate primarily due to the removal of non-taxable income from flow-through entities.

No uncertain tax benefits have been recorded in 2021.

On March 27, 2020, the “Coronavirus Aid, Relief and Economic Security (CARES) Act was signed into law. The CARES Act includes provisions relating to refundable payroll tax credits, deferment of the employer portion of certain payroll taxes, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations and technical corrections to tax depreciation methods for qualified improvement property. The Company analyzed the provisions of the CARES Act and determined there was no significant impact to its income tax for the six months ended June 30, 2021.

Additionally, the CARES Act is an economic emergency aid package to help mitigate the impact of the COVID-19 pandemic. The Company implemented certain provisions of the CARES Act, specifically securing loans under the Paycheck Protection Program. Under the CARES Act all provisions of the loans have been forgiven as of June 30, 2021.

ARCHAEA ENERGY LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 - NET EARNINGS PER SHARE

Net earnings per share of common interest Series B membership units is computed using the weighted average number of shares of Series B membership units outstanding. Basic earnings per share excludes dilution and is computed by dividing net income by the weighted average number of units of Series B units outstanding for the period. Unvested Series A membership units are the only potential dilutive share equivalents the Company had outstanding for the periods presented.

Weighted-average membership units outstanding

Series B (Preferential rights) - Earnings per unit	June 30, 2021	June 30, 2020

Net loss attributable to the Company	$(10,429,495)	$(1,216,798)
Common interests (number of units)	34,965,001	10,345,002

Earning per unit	$(0.30)	$(0.12)

The dilution from unvested Series A membership unit is also based on the treasury stock method. Proceeds equal to the unearned compensation related to the units are assumed to be used to repurchase shares on the open market at the average market price for the period. Since the Company is not a public traded company on the market yet, the 5,750 nonvested Series A units outstanding as of June 30, 2021 were excluded from potential dilutive shares by the application of the treasury stock method.

NOTE 18 - CONTINGENCIES

Management has regular litigation reviews, including updates from corporate and outside counsel, to assess the need for accounting recognition or disclosure of these contingencies. The Company accrues an undiscounted liability for those contingencies where the incurrence of a loss is probable, and the amount can be reasonably estimated. If a range of amounts can be reasonably estimated and no amount within the range is a better estimate than any other amount, then the minimum of the range is accrued. The Company does not record liabilities when the likelihood that the liability has been incurred is probable, but the amount cannot be reasonably estimated or when the liability is believed to be only reasonably possible or remote. The Company does not believe the ultimate outcome of any currently pending lawsuit will have a material adverse effect upon the Company’s financial statements, and the liability is believed to be only reasonably possible or remote. In July 2021, the Company settled certain lawsuits on confidential terms with the lawsuits being dismissed with prejudice.

ARCHAEA ENERGY LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 - REPORTABLE SEGMENTS

The Company’s chief operating decision maker, evaluates the performance of its segments based on operational measures, including revenues, net income and capital expenditures.

	GCES	RNG	REG	Corporate / Elimination	Total
For the six months ended June 30, 2021
Revenue, third party	$3,722,765	$821,224	$2,237,480	$-	$6,781,469
Intersegment revenue	359,220	76,378	-	(435,598)	-
Total revenue	$4,081,985	$897,602	$2,237,480	$(435,598)	$6,781,469

Net income (loss)	$(913,655)	$(8,353,578)	$(1,157,406)	$(4,857)	$(10,429,496)

Additions to property and equipment and construction in progress	-	$88,135,624	-	-	$88,135,624

June 30, 2021
Goodwill	$2,754,438	$-	$-	$-	$2,754,438
Total Assets	$4,367,036	$186,268,119	$1,738,536	$-	$192,373,691

For the six months ended June 30, 2020
Revenue, third party	$2,592,761	$-	$-	$-	$2,592,761
Intersegment revenue	535,742	-	-	(535,742)	-
Total revenue	$3,128,503	$-	$-	$(535,742)	$2,592,761

Net income (loss)	$461,460	$(1,486,367)		$(191,891)	$(1,216,798)

Additions to property and equipment and construction in progress	$-	$9,231,665	$-	$-	$9,231,665

December 31, 2020
Goodwill	$2,754,438	$-	$-	$-	$2,754,438
Total Assets	$6,026,243	$68,254,524	$-	$-	$74,280,767

ARCHAEA ENERGY LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20 - RELATED PARTY TRANSACTIONS

Engineering, Procurement and Construction Contract

Assai Energy, LLC (a wholly owned subsidiary of the Company) entered into a construction services and project guarantee agreement with Noble Environmental Specialty Services, LLC (“NESS”) (a wholly owned subsidiary of NEI). NESS is responsible for the construction of an RNG plant, with capacity of 15,000-standard cubic feet per minute (scfm) of landfill gas, located at the Keystone Landfill, near Scranton, PA. The total contract price for the engineering, procurement and construction (“EPC”) contract is $19,912,000. As of June 30, 2021, there has been approximately $15,542,000 advanced to NESS for this project, of which approximately $10,559,000 has been included in prepaid expenses on the consolidated balance sheet. The Company has the right of first refusal to any additional landfill development projects or additional EPC contracts with NEI or NESS. This agreement is considered to be a related party transaction due to the owners of NESS also being certain employees of the Company.

NOTE 21 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through September 3, 2021, and has determined that except for the transactions described below, there are no events that have occurred that require adjustments to the disclosures in these unaudited consolidated financial statements.

Business Combination Agreement

On April 7, 2021, Rice Acquisition Corp., a special purpose acquisition company, announced an agreement to enter into a business combination with Aria Energy LLC (“Aria”) and Archaea Energy LLC (“Archaea LLC”), which will create the industry-leading renewable natural gas (“RNG”) platform. The combined Company will be named Archaea Energy Inc. (the “combined Company”), with an experienced executive team comprised of leaders from Archaea LLC and Aria. The transaction is expected to close in the third quarter of 2021 and the combined Company plans to be listed on the NYSE under the ticker symbol “LFG”. The Company is being acquired for $347,000,000. Aria is being acquired for $680,000,000. More information can be found at sec.gov under the ticker symbol “RICE”.

Secured Promissory Notes

On July 15 and July 26, 2021, Archaea Holdings LLC entered into several secured Promissory Notes with certain lenders, including related parties to the Company, in the aggregate principal amount of approximately $30,000,000. Promissory Notes totaling approximately $16,500,000 bear interest at 20% per annum, and Promissory Notes totaling approximately $13,500,000 bear interest at 7.5% per annum.

All unpaid principal and unpaid accrued interest of the foregoing Promissory Notes are due the earlier of (a) the one-year anniversary of the respective issuance date (July 15, 2022 or July 26, 2022), (b) closing date of the Business Combination Agreement discussed above, or (c) the date on which all amounts under Promissory Notes shall become due and payable in the event of the Company’s default. The Promissory Notes bearing interest at 20% per annum include a guaranteed minimum interest payment of approximately $1,000,000 in aggregate. Based on the expected business combination transaction close date in the third quarter of 2021, the Company anticipates repayment to occur in the third quarter of 2021.

These Promissory Notes are secured by the amounts due under the respective Security and Pledge Agreement between Archaea Holdings LLC and the lenders.